POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Jay File, Harry F. Hixson, Jr., Marilyn Grenci, and Clarke Neumann, signing individually, as the undersigneds true and lawful attorney in fact and agent to:
1. execute for and on behalf of the undersigned, an officer or director of Sequenom, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any other action of any nature whatsoever in connection with the foregoing, which in the opinion of such attorney in fact may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Exchange Act, and the undersigned hereby agrees to indemnify and hold harmless each of the attorneys in fact and the Company from any liabilities or damages that arise out of the performance or failure to perform any of the actions described herein.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company,
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys in fact or (c) as to any attorney in fact individually, until such attorney in fact shall no longer be employed by the Company.
In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October, 2009.

ss: Paul Maier
[Signature]
Paul Maier
[Name]